Exhibit 10.37

                              EMPLOYMENT AGREEMENT

            This Employment Agreement, dated as of January 19, 2001 (this "Agreement"), is by and between American Home Mortgage Holdings, Inc., a Delaware corporation having a place of business at 12 E. 49th Street, New York, NY (the "Company"), and Dena Kwaschyn, 18 Gregory Court, East Northport, NY (the "Executive").

            WHEREAS the Company wishes to assure itself of the services of the Executive, and the Executive desires to be employed by the Company, upon the terms and conditions hereinafter set forth.

            Now, Therefore, the Company and the Executive hereby agree as follows:

            1. Definitions. Unless defined elsewhere in this Agreement, capitalized terms contained herein shall have the meanings set forth or incorporated by reference in Section 12.

            2. Employment. The Company agrees to employ the Executive, and the Executive hereby accepts such employment by the Company, during the term set forth in Section 3 and on the other terms and conditions of this Agreement.

            3. Term. The term of this Agreement shall commence on February 26, 2001, and shall end on February 25, 2003 unless terminated earlier pursuant to
Section 7 herein. If the Executive remains in the employ of the Company after February 25, 2003, employment will be at will, and not subject to the terms of this Agreement, until and unless an extension of this Agreement or a new, successor agreement is successfully negotiated and set forth in writing.

            4. Position, Duties and Responsibilities, Rights.

            (a) During the term of this Agreement, the Executive shall serve as, and be elected to and hold the office and title of Senior Vice President of the Company and of either the Subsidiary or a similar division of the Company. As such, the Executive shall have all of the powers and duties usually incident to the office of Senior Vice President of the Company, and shall have powers to perform such other reasonable additional duties as may from time to time be lawfully assigned to the Executive by the Chief Executive Officer of the Company and the Boards of Directors.

            (b) During the term of this Agreement, the Executive agrees to devote substantially all the Executive's time, efforts and skills to the affairs of the Company during the Company's normal business hours, except for vacations, illness and incapacity, but nothing in this Agreement shall preclude the Executive from devoting reasonable periods to (i) manage the Executive's personal investments, (ii) participate in professional, educational, public interest, charitable, civic or community activities, including activities sponsored by trade organizations, and (iii) serve as a director or member of an advisory committee of any corporation not in competition with the Company or any of its subsidiaries, or as an officer, trustee or director of any charitable, educational, philanthropic, civic, social or industry organizations, or as a speaker or arbitrator; provided, however, that the performance of the Executive's duties or
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responsibilities in any of such capacities does not materially interfere with the regular performance of the Executive's duties and responsibilities hereunder.

            5. Place of Performance. In connection with the Executive's employment by the Company, the Executive shall be based at the Subsidiary's principal executive offices, and shall not be required to be absent there from on travel status or otherwise for more than a reasonable time each year as necessary or appropriate for the performance of the Executive's duties hereunder.

            6. Compensation.

            (a) During the term of this Agreement, the Company shall pay the Executive, and the Executive agrees to accept a base salary at the rate of not less than $260,000.00 per year (the annual base salary as increased from time to time during the term of this Agreement being hereinafter referred to as the "Base Salary"). The Base Salary shall be paid in installments no less frequently than monthly. Any increase in Base Salary or other compensation shall not limit or reduce any other obligation of the Company hereunder, and once established at an increased specified rate, the Executive's Base Salary hereunder shall not thereafter be reduced.

            (b) During the term of this Agreement, the Company shall annually pay the Executive, an objective achievement bonus the amount of which will be determined by the compensation committee of the Company's Board of Directors. To determine the amount of the objective achievement bonus, the compensation committee will, after the close of each calendar year, consider whether the Executive has achieved the objectives set forth in the Executive's business plan for that calendar year. If the compensation committee determines that all of the objectives were achieved, it will award the Executive an objective achievement bonus of 17.50% of the Executive's Base Salary. If some, but not all of the objectives were achieved, the compensation committee will award a lesser objective achievement bonus. Objective achievement bonuses that are awarded as set forth herein, shall be paid to the Executive on the first regularly scheduled Company pay date after March 15th but in no event later than April 1st during the year of award. If, prior to the Company paying an objective achievement bonus, the Executive ceases to be employed by the Company, due either to discharge, resignation, or other reason, the Company shall not pay the Executive an objective achievement bonus, and any potential bonus will be forfeited.

            (c) During the term of this Agreement, the Company shall annually pay the Executive, a company profitability bonus, the amount of which will be determined by the compensation committee of the Company's Board of Directors. To determine the amount of the company profitability bonus, the compensation committee will, after the close of each calendar year, consider whether the Company has achieved its profitability objectives as set forth in its business plan for that calendar year. If the compensation committee determines that the objectives were achieved, it will award the Executive a company profitability bonus of 6.25% of the Executive's Base Salary. Company profitability bonuses that are awarded as set forth herein, shall be paid to the Executive on the first regularly scheduled Company pay date after March 15th, but in no event later than April 1st during the year of award. If, prior to the Company paying a company profitability bonus, the Executive ceases to be employed by the Company, due

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either to discharge, resignation, or other reason, the Company shall not pay the
Executive a company profitability bonus, and any potential bonus will be forfeited.

            (d) During the term of this Agreement, the Company shall annually pay the Executive, a management evaluation bonus, the amount of which will be determined by the compensation committee of the Company's Board of Directors. To determine the amount of the management evaluation bonus, the compensation committee will, after the close of each calendar year, consider the recommendation of the President of the Company, its own knowledge, if any, of the performance of the Executive and environmental factors, and will award the Executive a management evaluation bonus of 6.25% of the Executive's Base Salary or, at its discretion, a lesser amount. Management evaluation bonuses that are awarded as set forth herein, shall be paid to the Executive on the first regularly scheduled Company pay date after March 15th, but in no event later than April 1st during the year of award. If, prior to the Company paying a management evaluation bonus, the Executive ceases to be employed by the Company, due either to discharge, resignation, or other reason, the Company shall not pay the Executive a company management evaluation bonus, and any potential bonus will be forfeited.

            (e) During the term of this Agreement, the Executive shall be entitled to fringe benefits, including, without limitation, health insurance, in each case at least equal to, and on the same terms and conditions as, those attached to the Executive's office on the date hereof, as the same may be improved from time to time during the term of this Agreement, as well as to reimbursement, upon proper accounting, of all reasonable expenses and disbursements incurred by the Executive in the course of the Executive's duties.

            (f) Upon execution of this Agreement, the Executive shall receive an option award for 20,000 shares of the existing class of the common stock of the company. One-half of the award (10,000 shares) shall vest and be exercisable two years from the date hereof. The remainder of the award shall vest and be exercisable three years from the date hereof. In the event that, prior to an option award vesting, the Executive is no longer employed by the Company, either due to resignation, discharge or any other reason, the option award will be forfeited. The terms of the option award will be governed by the Company's omnibus stock option plan.

            (g) Upon commencing employment, the Company shall pay the Executive an initial sign-on bonus of $20,000. Three months after commencing employment, provided this Agreement has not been terminated, the Company shall pay the Executive an additional sign-on bonus of an additional $20,000. If this Agreement is terminated within 1 year of the Executive commencing employment hereunder, the Executive will promptly return amounts paid pursuant to this subsection to the Company.

            7. Termination of Employment. The company may discharge the Executive and thereby terminate this Agreement prior to February 25, 2003 for cause or in the event of the Executive's disability of death. In such event, the Executive will not be entitled to severance.

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            The Company may discharge the Executive for "Cause" only:

                  (A) if the Executive willfully and repeatedly fails to
            substantially perform the Executive's duties hereunder, other than by reason of a disability;

                  (B) if the Executive is grossly negligent or engages in gross misconduct in the performance of the Executive's duties hereunder;

                  (C) if the Executive knowingly engages in an act of
            dishonesty, an act of fraud or embezzlement, or any conduct resulting in a felony conviction;

The Company may discharge the Executive due to the Executive's disability only if the Executive has suffered an accident or physical or mental illness that prevents the Executive from substantially performing the Executive's duties hereunder for six consecutive months. In such event, discharge will be without prejudice to any payments due to the Executive in respect of disability under any plan or practice of the Company.

            The Company may also discharge the Executive and thereby terminate this Agreement prior to February 25, 2003 without cause, and for reasons other than the Executive's disability or death. In such event, the Company shall pay the Executive severance equal to six months compensation. Six months compensation shall include one half of the annual Base Salary plus one half of the annual amount of each of the types of bonuses set forth in Section 6 herein.

            The Executive may resign and thereby terminate this Agreement prior to February 25, 2003 without good reason. In such event, the Executive shall not be entitled to severance.

            The Executive may also resign and thereby terminate this Agreement prior to February 25, 2003 for good reason. In such event, the Company shall pay the Executive severance equal to six months compensation. Six months compensation shall include one half of the annual Base Salary plus one half of the annual amount of each of the types of bonuses set forth in Section 6 herein.

            The Executive may resign for good reason only if the Company (i) reduces the Executive's rate of compensation, or (ii) fails to obtain the assumption of, and the agreement to perform, this Agreement by any successor.

            If the Company discharges the Executive, it will deliver a notice letter of discharge pursuant to the notice provisions of Section 10, indicating if the discharge is for cause or due to the Executive's disability or death, or is without cause, and not due to the Executive's disability or death. If the Executive chooses to resign, the Executive will deliver a notice letter of resignation pursuant to the notice provisions of section 10, indicating if the resignation is for or without good reason.

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            8. Entire Agreement: Amendment.

            This Agreement along with the company's letter agreement dated 1/19/01 contain the entire understanding of the parties with respect to the subject matter hereof and supersede any and all other agreements between the parties with respect to the subject matter hereof. Any amendment of this Agreement shall not be binding unless in writing and signed by both (i) an officer or director of the Company duly authorized to do so and (ii) the Executive.

            9. Enforceability. In the event that any provision of this Agreement is determined to be invalid or unenforceable, the remaining terms and conditions of this Agreement shall be unaffected and shall remain in full force and effect, and any such determination of invalidity or enforceability shall not affect the validity or enforceability of any other provision of this Agreement.

            10. Notices. All notices which may be necessary or proper for either the Company or the Executive to give to the other shall be in writing and shall be sent by hand delivery, registered or certified mail, return receipt requested or overnight courier, if to the Executive, to her at 18 Gregory Court, East Northport, NY 11731 and, if to the Company, to it at its principal administrative offices at 520 Broadhollow Road, Melville, NY 11747, Attention:
Human Resources Officer, with a copy to Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York 10038, Attention: Louis Bevilacqua, Esq., and shall be deemed given when sent. Either party may by like notice to the other party change the address at which it is to receive notices hereunder.

            11. Governing Law. THIS AGREEMENT IS EXECUTED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND BE ENFORCEABLE IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

            12. Definitions. The following terms, when capitalized in this Agreement, shall have the meanings set forth or incorporated by reference in this Section 12.

            (a) "Base Salary" shall have the meaning set forth in Section 6(a).

            (b) "Board of Directors" means the Board of Directors of the Company, as constituted from time to time.

            (c) "Company" means American Home Mortgage Holdings, Inc., a Delaware corporation, and any successors to its business and/or assets.

            (d) "Subsidiary" means American Home Mortgage Corporation, a New York corporation.

            13. Binding Nature. This Agreement shall be binding on the Company, its successors and assigns.

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            IN WITNESS WHEREOF, the parties hereto have caused this duly executed as of the date first written above.


                                       American Home Mortgage Holdings, Inc.




                                       By: /s/ Michael Strauss
                                           ------------------------------------
                                           Name:  Michael Strauss
                                           Title: President



                                           /s/ Dena Kwaschyn
                                           ------------------------------------
                                           Dena Kwaschyn


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